                                                                 Exhibit 3(i)(1)

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "CMG INFORMATION SERVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH

DAY OF MARCH, A.D. 1996, AT 4 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS FOR RECORDING.



                                 /s/ Edward J. Freel
                                     -------------------------------
                       (SEAL)    Edward J. Freel, Secretary of State

2090118  8100               AUTHENTICATION:     7883582

960087859                             DATE:     03-26-96

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         CMG INFORMATION SERVICES, INC.

     CMG INFORMATION SERVICES, INC. a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

     FIRST: That the Board of Directors of said Corporation by unanimous vote pursuant to Section 141 of the General Corporation Law of Delaware adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directing that said amendment be submitted to the stockholders for their review and consent:

               VOTED:
                         That the Board of Directors of CMG Information Services, Inc. hereby approves and declares advisable an amendment to the Restated Certificate of Incorporation of this Corporation as follows:

                         That ARTICLE FOURTH (a) of the Restated Certificate of Incorporation of this Corporation be and it is hereby amended to increase the number of authorized shares of capital stock of the Corporation from 15,000,000 to 45,000,000 so that said ARTICLE FOURTH (a) shall be and read as follows:

     FOURTH. (a) The total number of shares of capital stock which the Corporation is authorized to issue is 45,000,000 of which 40,000,000 shares shall be common stock, par value $.01 per share ("Common Stock") and 5,000,000 shares shall be preferred stock, par value $.01 per share ("Preferred Stock").

and further,

               VOTED:
                         That the foregoing amendment to the Restated
                         Certificate of Incorporation of this Corporation be submitted to the stockholders of this Corporation for their approval at the 1996 Special Meeting of Stockholders.

     SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the 1996 Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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     THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation law of Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the aforesaid amendment.

     IN WITNESS WHEREOF, CMG INFORMATION SERVICES, INC. has caused this Certificate to be signed by David S. Wetherell, its President, and William Williams II, its Assistant Secretary, this 22/nd/ day of March, 1996.

(SEAL)                           CMG INFORMATION SERVICES, INC.


                                 By: /s/ D.S. Wetherell
                                     -----------------------------
                                     David S. Wetherell, President


ATTEST: /s/ William Williams II
        ----------------------------------------
        William Williams II, Assistant Secretary